Yuma Energy, Inc.

NEWS RELEASE

Yuma Energy, Inc. Announces First Quarter 2017
Financial Results

HOUSTON, TX – (PR Newswire – May 11, 2017) – Yuma Energy, Inc. (NYSE MKT: YUMA) (the “Company” or “Yuma”) today announced its financial results for the quarter ended March 31, 2017.

First Quarter 2017 Highlights

●
Net average production was 2,886 Boe/d for the first quarter of 2017, a 99.4 percent increase over the first quarter of 2016, and a 15.5 percent increase over the fourth quarter of 2016.

●
Net income was $2,602,125 for the first quarter of 2017, compared to a net loss of $12,450,558 in the first quarter of 2016.

●
Cash provided by operating activities was $951,526 for the first quarter of 2017, compared to cash used in operations of $892,311 in the first quarter of 2016.

●
Lac Blanc Field, Vermillion Parish, Louisiana – During March 2017, the Company performed workover operations on the SL 18090 #2 well re-establishing production from the Miocene Siphonina D-1 sand (18,700 feet sand). Before the workover the well had been shut-in. Currently, the well is producing approximately 2.1 MMcf/d of natural gas and 40 Bbl/d of oil (1.3 MMcf/d and 28 Bbl/d net).

●
The Company recently entered into a joint development agreement covering 33,280 acres in an area of mutual interest (“AMI”) with two private companies and it acquired an 87.5% working interest in approximately 2,269 acres (1,985 net acres) in Yoakum County to horizontally develop the San Andres Play in the Permian Basin of west Texas. Yuma is the operator of the joint venture and intends to spud its first joint venture well in 2017, as well as acquire additional acreage within the AMI.

Management Comments

Sam L. Banks, CEO of Yuma Energy, Inc., commented, “We are excited about our Permian Basin acquisition and look forward to expanding our position in the San Andres horizontal play. We are well positioned to execute our business strategy of investing in relatively low-risk and low capital opportunities within our existing inventory and grow shareholder value by organically increasing our inventory in the San Andres play. As can be seen in the first quarter results, the merger with Davis has improved our liquidity and financial position, and nearly doubled our production.”

Financial Results

Production

The following table presents the net quantities of oil, natural gas and natural gas liquids produced and sold by the Company for the three month periods ended March 31, 2017 and 2016, and the average sales price per unit sold.

	Three Months Ended March 31,
	2017	2016
Production volumes:
Crude oil and condensate (Bbls)	76,397	34,718
Natural gas (Mcf)	899,427	400,365
Natural gas liquids (Bbls)	33,474	30,262
Total (Boe) (1)	259,776	131,708
Average prices realized:
Crude oil and condensate (per Bbl)	$49.95	$29.95
Natural gas (per Mcf)	$2.84	$1.96
Natural gas liquids (per Bbl)	$23.15	$11.69

(1)
Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equal to one barrel of oil equivalent (Boe).

Revenues

The following table presents the Company’s revenues for the three month periods ended March 31, 2017 and 2016.

	Three Months Ended March 31,
	2017	2016
Sales of natural gas and crude oil:
Crude oil and condensate	$3,815,932	$1,039,687
Natural gas	2,553,443	785,610
Natural gas liquids	775,049	353,635
Total revenues	$7,144,424	$2,178,932

Expenses

The Company’s lease operating expenses (“LOE”) and LOE per Boe for the three month periods ended March 31, 2017 and 2016, are set forth below:

	Three Months Ended March 31,
	2017	2016
Lease operating expenses	$1,697,908	$629,988
Severance, ad valorem taxes and marketing	963,356	356,709
Total LOE	$2,661,264	$986,697

LOE per Boe	$10.24	$7.49
LOE per Boe without severance, ad valorem taxes and marketing	$6.54	$4.78

Commodity Derivative Instruments

Commodity derivative instruments open as of March 31, 2017 are provided below. Natural gas prices are NYMEX Henry Hub prices, and crude oil prices are NYMEX West Texas Intermediate.

	2017	2018	2019
	Settlement	Settlement	Settlement
NATURAL GAS (MMBtu):
Swaps
Volume	1,748,574	1,451,734	-
Price	$3.13	$3.00	-

3-way collars
Volume	132,587	-	-
Ceiling sold price (call)	$3.38	-	-
Floor purchased price (put)	$3.02	-	-
Floor sold price (short put)	$2.47	-	-

CRUDE OIL (Bbls):
Swaps
Volume	105,214	195,152	156,320
Price	$52.24	$53.17	$53.77

3-way collars
Volume	83,023	-	-
Ceiling sold price (call)	$77.00	-	-
Floor purchased price (put)	$60.00	-	-
Floor sold price (short put)	$45.00	-	-

About Yuma Energy, Inc.

Yuma Energy, Inc., a Delaware corporation, is an independent Houston-based exploration and production company focused on delivering competitive returns to stockholders by acquiring, developing and exploring for conventional and unconventional oil and natural gas resources. We are committed to conducting our business in a manner that protects the environment and public health while upholding our values of integrity, trust, and open communications in all business activities. Our operations are currently focused on onshore properties located in southern Louisiana, southeastern Texas, the Permian Basin of west Texas, and Kern and Santa Barbara Counties in California. In addition, we have non-operated positions in the East Texas Eagle Ford and Woodbine and the Bakken Shale in North Dakota. Our common stock is traded on the NYSE MKT under the trading symbol “YUMA.”

Reincorporation Merger and Davis Merger

On October 26, 2016, Yuma Energy, Inc., a California corporation (“Yuma California”), merged with and into the Company resulting in the reincorporation from California to Delaware (the “Reincorporation Merger”). In connection with the Reincorporation Merger, Yuma California converted each outstanding share of its 9.25% Series A Cumulative Redeemable Preferred Stock (the “Yuma California Series A Preferred Stock”), into 35 shares of its common stock (the “Yuma California Common Stock”), and then each share of Yuma California Common Stock was exchanged for one-twentieth of one share of common stock of the Company (the “common stock”). Immediately after the Reincorporation Merger on October 26, 2016, a wholly owned subsidiary of the Company merged (the “Davis Merger”) with and into Davis, in exchange for approximately 7,455,000 shares of common stock and 1,754,179 shares of Series D Convertible preferred stock (the “Series D preferred stock”). The Series D preferred stock had an aggregate liquidation preference of approximately $19.4 million and a conversion rate of $11.0741176 per share at the closing of the Davis Merger, and will be paid dividends in the form of additional shares of Series D preferred stock at a rate of 7% per annum. As a result of the Davis Merger, the former holders of Davis common stock received approximately 61.1% of the then outstanding common stock of the Company and thus acquired voting control. Although the Company was the legal acquirer, for financial reporting purposes the Davis Merger was accounted for as a reverse acquisition of the Company by Davis.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, and estimates of reserve and production volumes. Forward-looking statements are based on current expectations and assumptions and analyses made by the Company in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas); risks and uncertainties involving geology of oil and natural gas deposits; the uncertainty of reserve estimates; revisions to reserve estimates as a result of changes in commodity prices; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; further declines in oil and natural gas prices; inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change.  The Company’s annual report on Form 10-K for the year ended December 31, 2016, recent quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

For more information, please contact:

James J. Jacobs
Treasurer and Chief Financial Officer
Yuma Energy, Inc.
1177 West Loop South, Suite 1825
Houston, TX 77027
Telephone: (713) 968-7000

Yuma Energy, Inc.

CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2017	2016

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,927,494	$3,625,686
Accounts receivable, net of allowance for doubtful accounts:
Trade	5,485,155	4,827,798
Officers and employees	60,461	68,014
Other	1,903,274	1,757,337
Commodity derivative instruments	478,242	-
Prepayments	757,111	1,063,418
Other deferred charges	309,789	284,305

Total current assets	11,921,526	11,626,558

OIL AND GAS PROPERTIES (full cost method):
Proved properties	490,389,144	488,723,905
Unproved properties - not subject to amortization	5,473,755	3,656,989

	495,862,899	492,380,894
Less: accumulated depreciation, depletion and amortization	(413,471,472)	(410,440,433)

Net oil and gas properties	82,391,427	81,940,461

OTHER PROPERTY AND EQUIPMENT:
Land, buildings and improvements	1,600,000	1,600,000
Other property and equipment	7,034,591	7,136,530
	8,634,591	8,736,530
Less: accumulated depreciation and amortization	(5,436,568)	(5,349,145)

Net other property and equipment	3,198,023	3,387,385

OTHER ASSETS AND DEFERRED CHARGES:
Commodity derivative instruments	674,431	-
Deposits	467,592	467,306
Other noncurrent assets	486,326	517,201

Total other assets and deferred charges	1,628,349	984,507

TOTAL ASSETS	$99,139,325	$97,938,911

Yuma Energy, Inc.

CONSOLIDATED BALANCE SHEETS – CONTINUED
(Unaudited)

	March 31,	December 31,
	2017	2016

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current maturities of debt	$344,315	$599,341
Accounts payable, principally trade	11,375,720	11,009,631
Commodity derivative instruments	250,592	1,340,451
Asset retirement obligations	383,830	376,735
Other accrued liabilities	3,179,182	2,572,680

Total current liabilities	15,533,639	15,898,838

LONG-TERM DEBT	39,500,000	39,500,000

OTHER NONCURRENT LIABILITIES:
Asset retirement obligations	9,951,122	9,819,648
Commodity derivative instruments	-	1,215,551

Total other noncurrent liabilities	9,951,122	11,035,199

COMMITMENTS AND CONTINGENCIES (Note 13)

EQUITY
Preferred stock
Series D Convertible ($.001 par value, 7,000,000 authorized, 1,807,385
issued as of March 31, 2017 and 1,776,718 issued as of December 31, 2016)	1,808	1,777
Common stock
($.001 par value, 100 million shares authorized, 12,211,256 issued as of
March 31, 2017 and 12,201,884 issued as of December 31, 2016)	12,211	12,202
Paid-in capital	44,268,868	43,877,563
Treasury stock at cost (1,109 shares as of March 31, 2017 and -0- shares as
of December 31, 2016)	(4,170)	-
Accumulated earnings (deficit)	(10,124,153)	(12,386,668)

Total equity	34,154,564	31,504,874

TOTAL LIABILITIES AND EQUITY	$99,139,325	$97,938,911

Yuma Energy, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2017	2016

REVENUES:
Sales of natural gas and crude oil	$7,144,424	$2,178,932

EXPENSES:
Lease operating and production costs	2,661,264	986,697
General and administrative – stock-based compensation	51,735	196,924
General and administrative – other	2,176,002	2,165,514
Depreciation, depletion and amortization	3,140,940	1,788,225
Asset retirement obligation accretion expense	138,569	52,059
Impairment of oil and gas properties	-	9,847,887
Gain on asset sales	(555,642)	-
Other	-	3,188
Total expenses	7,612,868	15,040,494

LOSS FROM OPERATIONS	(468,444)	(12,861,562)

OTHER INCOME (EXPENSE):
Net gains from commodity derivatives	3,556,783	456,314
Interest expense	(496,091)	(42,708)
Other, net	36,408	-
Total other income (expense)	3,097,100	413,606

INCOME (LOSS) BEFORE INCOME TAXES	2,628,656	(12,447,956)

Income tax expense	26,531	2,602

NET INCOME (LOSS)	2,602,125	(12,450,558)

PREFERRED STOCK:
Dividends paid in kind	339,610	320,279

NET INCOME (LOSS) ATTRIBUTABLE TO
COMMON STOCKHOLDERS	$2,262,515	$(12,770,837)

INCOME (LOSS) PER COMMON SHARE:
Basic	$0.19	$(1.71)
Diluted	$0.16	$(1.71)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING:
Basic	12,211,256	7,454,062
Diluted	14,056,170	7,454,062

Yuma Energy, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Reconciliation of net loss to net cash provided by (used in) operating activities:
Net loss	$2,602,125	$(12,450,558)
Depreciation, depletion and amortization of property and equipment	3,140,940	1,788,225
Impairment of oil and gas properties	-	9,847,887
Amortization of debt issuance costs	81,843	-
Net deferred income tax benefit	-	2,602
Stock-based compensation expense	51,735	196,924
Settlement of asset retirement obligations	-	(12,324)
Accretion of asset retirement obligation	138,569	52,059
Bad debt expense	-	3,188
Net gains from commodity derivatives	(3,556,783)	(456,314)
Gain on sales of fixed assets	(555,642)	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(795,740)	1,445,512
Decrease in prepaids, deposits and other assets	306,021	232,729
Decrease in accounts payable and other current and
non-current liabilities	(461,542)	(1,542,241)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	951,526	(892,311)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for oil and gas properties	(2,053,826)	(4,663,114)
Proceeds from sale of oil and gas properties and other fixed assets	641,056	-
Derivative settlements	98,700	535,488

NET CASH USED IN INVESTING ACTIVITIES	(1,314,070)	(4,127,626)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	-	4,000,000
Repayments of borrowings	(255,026)	-
Debt issuance costs	(76,452)	-
Treasury stock repurchases	(4,170)	-

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(335,648)	4,000,000

NET DECREASE IN CASH AND CASH EQUIVALENTS	(698,192)	(1,019,937)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,625,686	4,064,094

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,927,494	$3,044,157

Supplemental disclosure of cash flow information:
Interest payments (net of interest capitalized)	$264,542	$42,709
Income tax payments	$-	$-

Supplemental disclosure of significant non-cash activity:
(Increase) decrease in capital expenditures financed by accounts payable	$(1,434,132)	$(1,613,607)